Exhibit 99.1

BUTLER NATIONAL CORPORATION ANNOUNCES PERSONNEL REORGANIZATION

Sales teams to be entirely within respective business units

OLATHE, KANSAS – May 1, 2025 – Butler National Corporation (OTCQB: BUKS), a leader in the growing global market for aircraft modification, maintenance, repair and overhaul and a recognized provider of gaming management services, announces a significant reorganization of its sales teams and personnel reporting structure. Butler National is eliminating the sales team within the public reporting parent company and moving certain impacted staff to the relevant subsidiary divisions they service. As a result, the company has eliminated the position of BNC Vice President & Director of Sales. Aric Peters’ last day with the company was May 1, 2025.

The decision to eliminate this executive sales role reflects the company’s new organizational model, where senior sales functions are managed within individual business units and report directly to the respective business unit leaders. The Avcon sales team will report to Marcus Abendroth, President of Avcon.

“As we continue to identify opportunities to drive efficiencies across the company, this reorganization reinforces our focus on aligning responsibilities where they can have the most impact,” said Jeff Yowell, Executive Chairman of the Board. “By placing ownership of the sales function within each business unit, we create strong alignment with operational goals and clear accountability for performance. We believe this reorganization will enable management to better monitor the profitability of each business segment and improve margins.”

“I’ve had the opportunity to work alongside Aric for many years,” said Chris Reedy, Chief Executive Officer of Butler National. “His dedication to Butler National has made a lasting impact on our team and our operations. We are truly grateful for his many contributions over the years, and we wish him continued success in the future.”

About Butler National Corporation

Butler National Corporation operates in the Aerospace and Professional Services business segments. The Aerospace Products segment includes the manufacture, sale and service of electronic equipment and modifications to aircraft structures and electrical systems to support special mission and commercial aviation operations. Additionally, we operate two Federal Aviation Administration ("FAA") Repair Stations. Butler National companies, Avcon Industries, Inc. and Butler Avionics, Inc., concentrate on enhancements to Learjet, Beechcraft King Air, Cessna Caravan, Gulfstream, and other turbine powered aircraft. Butler National-Tempe designs and manufactures robust electronic controls and cabling. The Professional Services segment includes the management of a gaming and the related dining and entertainment facility in Dodge City, Kansas. Boot Hill Casino and Resort features approximately 500 slot machines, 15 table games and a DraftKings branded sportsbook.
For more information, visit www.butlernational.com.

Investor Relations Contact:

Chris Reedy
Phone: (913) 780-9595
Email: ir@butlernational.com

Safe Harbor Statement:

Statements made in this report, may constitute "forward-looking statements" within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended. Forward-looking statements can often be identified by the use of forward-looking terminology, such as "could," "should," "will," "intended," "continue," "believe," "may," "expect," "anticipate," "goal," "forecast," "plan," "guidance" or "estimate" or the negative of these words, variations thereof or similar expressions. Forward-looking statements are not guarantees of future performance or results. They involve risks, uncertainties, and assumptions. It is important to note that any such performance and actual results, financial condition or business, could differ materially from those expressed in such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in Item 1A of the Company’s Annual Report on Form 10-K. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial condition or business over time, except as expressly required by federal securities laws.